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                        EXECUTIVE STOCK OPTION AGREEMENT
                        [Composite, as Amended Effective
                                February 23, 2000]

     THIS AGREEMENT ("Agreement") is entered into and effective as of October 30, 1998, by and between LSC, Incorporated (the "Company") and
J. B. Balogh (the "Employee")[and is amended effective as of February 23,
2000].

     A. The Employee is employed by the Company as President and Chief Executive Officer.

     B. The Company desires to give the Employee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company.

     C. Accordingly, the Company desires to enter into this Agreement, pursuant to which the Company will at a future date grant to the Employee options to purchase shares of common stock if certain milestones are achieved.

     Accordingly, the parties agree as follows:

1. DEFINITIONS.

     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

     1.1  "BOARD" means the Board of Directors of the Company.

     1.2 "BROKER EXERCISE NOTICE" means a written notice pursuant to which the Employee, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

     1.3 "CHANGE IN CONTROL" means an event described in Section 4.1 of this Agreement.

     1.4  "CODE" means the Internal Revenue Code of 1986, as amended.

     1.5  "COMMON STOCK" means the common stock of the Company, $.01 par value.

     1.6 "DISABILITY" means the disability of the Employee such as would entitle the Employee to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Employee or, if no such plan exists or is applicable to the Employee, the permanent and total disability of the Employee within the meaning of Section 22(e)(3) of the Code.

     1.7  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.


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     1.8  "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the closing sale price of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion [; provided, however, that on the first day the Common Stock becomes listed, admitted or reported as described in clauses (a) and (b) above, "Fair Market Value" shall be the public offering price of the Common Stock sold in the Company's initial public offering and shall not be the closing sale price or closing bid price on such day. (Added by amendment effective February 23, 2000)]

     1.9 "OPTION" means the right to purchase Common Stock granted to the Employee pursuant to Section 2 of this Agreement, which is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

     1.10 "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock that are already owned by the Employee or, with respect to an Option, that are to be issued upon the exercise of the Option.

     1.11 "RETIREMENT" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of this Agreement, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Employee, provided that if the Employee is not covered by any such plan or practice, the Employee will be deemed to be covered by the Company's plan or practice for purposes of this determination.

     1.12 "SECURITIES ACT" means the Securities Act of 1933, as amended.

     1.13 "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Board.

2. TERMS OF OPTIONS.

     2.1  AGREEMENT TO GRANT OPTIONS. Subject to the last sentence of this
Section 2.1, (a) on the first day that the Fair Market Value of the Common Stock is equal to or greater than $4.80 per share, the Employee will be automatically granted an Option hereunder to purchase One Hundred Fifty Thousand (150,000) shares of Common Stock at a price of $4.80 per share; and (b) on the first day that the Fair Market Value of the Common Stock is equal to or greater than $6.40 per share, the Employee will be automatically granted an Option hereunder to purchase One Hundred Fifty Thousand (150,000) shares of Common Stock at a price of $6.40 per share. In addition, if a Change in Control of the Company occurs which results in the shareholders of the Company receiving an amount per share of Common Stock equal to or greater than any of the per share amounts set forth in this Section 2.1, the corresponding Option will be automatically granted, and be exercisable in full pursuant to Section 4.3, immediately prior to the closing of the transaction resulting in such Change in Control. The date of grant of any such Option will be the first day that the Fair Market Value per share of Common Stock is equal to or greater than the


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related per share price set forth above or, if due to a Change in Control, on the date that the Company enters into a binding agreement that will result in a Change in Control or immediately prior to consummation of the Change in Control, whichever occurs first. Options shall be granted pursuant to this
Section 2.2 if, and only if, (x) on the date of grant the Common Stock is (A) registered under Section 12 of the Exchange Act and (B) listed, admitted to unlisted trading privileges or reported on any national securities exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the OTC Bulletin Board or the National Quotation Bureau, Inc. or (y) the grant of such Option is due to a Change in Control.

     2.2 EXERCISABILITY AND DURATION OF OPTIONS. Each Option will be exercisable in full on its date of grant and will expire and will no longer be exercisable at 5:00 p.m. (Minneapolis, Minnesota time) on the tenth anniversary of its date of grant (the "Time of Termination").

     2.3 NOTICE. The Options may be exercised by the Employee in whole or in part from time to time, subject to the conditions contained in this Agreement, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Eden Prairie, Minnesota (Attention: Chief Financial Officer) of a written notice of exercise. Such notice must be in a form satisfactory to the Board, must identify the Option, must specify the number of shares of Common Stock with respect to which the Option is being exercised, and must be signed by the person or persons so exercising the Option. Such notice must be accompanied by payment in full of the total purchase price of the shares being purchased. In the event that an Option is being exercised, as provided by Section 3.1, by any person or persons other than the Employee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of an Option, the Employee will be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company will deliver to the Employee one or more duly issued stock certificates evidencing such ownership.

     2.4 PAYMENT. The total purchase price of the shares to be purchased upon exercise of an Option shall be paid entirely in cash (including check, bank draft or money order), by tender of a Broker Exercise Notice, or by delivery to the Company of unencumbered Previously Acquired Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price, or by a combination of such methods; provided, however, that no portion of the exercise price may be paid with Previously Acquired Shares if such payment would cause the Company to incur compensation expense for financial accounting purposes under generally accepted accounting principles.

     2.5 AGREEMENT TO CANCEL. The Employee agrees that cancel, without any additional consideration, all or any portion of his right to be granted Options under this Agreement if, and to the extent, necessary to satisfy any federal or state securities laws that would prevent the Company from completing a financing transaction.

3. TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

     3.1 TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. If the Employee's employment or other service with the Company and all Subsidiaries is terminated by reason of


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death, Disability or Retirement, the Option will become immediately exercisable in full and remain exercisable for a period of one year after such termination (but in no event after the Time of Termination).

     3.2 TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT. If the Employee's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or the Employee is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Employee continues in the employ or service of the Company or another Subsidiary), all rights of the Employee under this Agreement will immediately terminate without notice of any kind, and the Options will no longer be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," the Options will remain exercisable, to the extent exercisable as of such termination, for a period of three months after such termination (but in no event after the Time of Termination). For purposes of this Section 3.2, "cause" will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Employee's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

     3.3 BREACH OF CONFIDENTIALITY OR NON-COMPETE AGREEMENTS. Notwithstanding anything in this Agreement to the contrary, in the event that the Employee materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of the Employee's employment or other service with the Company or any Subsidiary, the Board in its sole discretion may immediately terminate all rights of the Employee under this Agreement without notice of any kind.

     3.4 DATE OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE. Unless the Board otherwise determines in its sole discretion, the Employee's employment or other service will, for purposes of this Agreement, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Employee provides employment or other service, as determined by the Board in its sole discretion based upon such records.

4. CHANGE IN CONTROL.

     4.1 CHANGE IN CONTROL. For purposes of this Section 4, a "Change in Control" of the Company will mean the following:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Section 4.1(a), the following acquisitions shall not constitute a Change of Control:


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     (i) any acquisition directly from the Company, (ii) any acquisition by the
     Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 4.1(c); or

          (b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of such corporation, except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     4.2 INCUMBENT DIRECTORS. For purposes of this Section 4, Incumbent Directors will mean any individuals who are members of the Board on the effective date of this Agreement and any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual was an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of


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directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

     4.3 ACCELERATION OF EXERCISABILITY. If a Change in Control of the Company occurs, then the Options will become immediately exercisable in full and will remain exercisable for the remainder of its term, regardless of whether the Employee remains in the employ or service of the Company or any Subsidiary.

     4.4 GROSS-UP PAYMENTS. In the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, including the acceleration of vesting of the Options or the issuance of shares upon its exercise, (whether pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4.5) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. All determinations required to be made under this Section 4.5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm as may be designated by the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 30 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company or the Employee. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Employee may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 4.5, shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.


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5. RIGHTS OF EMPLOYEE; TRANSFERABILITY.

     5.1 EMPLOYMENT OR SERVICE. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of the Employee at any time, nor confer upon the Employee any right to continue in the employ or service of the Company or any Subsidiary.

     5.2 RIGHTS AS A SHAREHOLDER. As a holder of Options, the Employee will have no rights as a shareholder unless and until the Option is exercised for, or paid in the form of, shares of Common Stock and the Employee becomes the holder of record of such shares. Except as otherwise provided in this Agreement, no adjustment will be made for dividends or distributions with respect to an Option as to which there is a record date preceding the date the Employee becomes the holder of record of such shares, except as the Board may determine in its discretion.

     5.3 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by this Agreement, unless approved by the Board in its sole discretion, no right or interest of the Employee in an Option prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Employee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. The Employee will, however, be entitled to designate a beneficiary to receive an Option upon the Employee's death, and in the event of the Employee's death, payment of any amounts due under this Agreement will be made to, and exercise of the Option (to the extent permitted pursuant to Section 3.1) may be made by, the Employee's legal representatives, heirs and legatees.

6. PAYMENT OF WITHHOLDING TAXES.

     The Company is entitled to (a) withhold and deduct from future wages of the Employee (or from other amounts that may be due and owing to the Employee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to Options, including, without limitation, the grant or exercise of Options, or (b) require the Employee promptly to remit the amount of such withholding to the Company before acting on the Employee's notice of exercise of an Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Employee agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

7. ADJUSTMENTS.

     In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Board (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Employee, will make appropriate adjustment (which


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determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, an Option.

8. SECURITIES LAW AND OTHER RESTRICTIONS.

     Notwithstanding any other provision of this Agreement or any agreements entered into pursuant to this Agreement, the Company will not be required to issue any shares of Common Stock under this Agreement, and the Employee may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to an Option, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Board, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

9. MISCELLANEOUS.

     9.1 BINDING EFFECT. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

     9.2 GOVERNING LAW. This Agreement and all rights and obligations under this Agreement will be construed in accordance with and governed by the laws of the State of Minnesota, without regard to conflicts of laws provisions. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

     9.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties to this Agreement with respect to the subject matter hereof and supersede all prior agreements, arrangements, plans and understandings.

     9.4 AMENDMENT AND WAIVER. This Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.


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     IN WITNESS WHEREOF, the parties to this Agreement have executed this
Agreement effective the day and year first above written.


                                           LSC, INCORPORATED


                                           By  /S/ Paul G. Miller
                                             -----------------------------------
                                              Paul G. Miller
                                              Chairman, Executive Committee


                                           EMPLOYEE

                                           /s/ J. B. Balogh
                                           -------------------------------------
                                           J. B. Balogh


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